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                                                                    EXHIBIT 99.2

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                                                                FINAL TRANSCRIPT

BLI - BIG LOTS, INC. DECEMBER 2004 MONTHLY SALES RELEASE CONFERENCE CALL

[THOMSON STREETEVENT LOGO]

CONFERENCE CALL TRANSCRIPT

BLI - BIG LOTS, INC. DECEMBER 2004 MONTHLY SALES RELEASE CONFERENCE CALL

EVENT DATE/TIME: JAN. 06. 2005 / 8:30 AM ET
EVENT DURATION:  25 MIN

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                                                                FINAL TRANSCRIPT

BLI - BIG LOTS, INC. DECEMBER 2004 MONTHLY SALES RELEASE CONFERENCE CALL

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                                                                FINAL TRANSCRIPT

BLI - BIG LOTS, INC. DECEMBER 2004 MONTHLY SALES RELEASE CONFERENCE CALL

CORPORATE PARTICIPANTS

MIKE POTTER

Big Lots, Inc. - Chairman, CEO

CONFERENCE CALL PARTICIPANTS

RONALD BOOKBINDER

Sterne Agee - Analyst

PATRICK MCKEEVER

SunTrust - Analyst

MITCH KAISER

Piper Jaffray - Analyst

ANDREW SIDOTI

William Smith & Co. - Analyst

PRESENTATION

OPERATOR

Ladies and gentlemen, welcome to the Big Lots December 2004 monthly sales teleconference. During the discussion all lines will be muted until the question-and-answer portion of the call. (OPERATOR INSTRUCTIONS) At this time I would like to introduce today's first speaker, Mike Potter. Mike?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, CEO

Thank you, Marie, and thanks, everyone, for joining us today. With me today is Joe Cooper, Senior Vice President and Chief Financial Officer; Chuck Haubiel, Senior Vice President and General Counsel as well as Tim Johnson, Vice President of Strategic Planning and Investor Relations.

I'd like to remind you that any forward-looking statements we make on today's call involve risks and uncertainties, and are subject to our Safe Harbor provisions as stated in our press release and our SEC filings and that actual results can differ materially from those described in our forward-looking statements.

We'd like to accomplish a couple of things today. I want to spend some time updating you on our sales results for December and the holiday season overall and provide some clarity around the guidance changes we announced earlier this morning. After that I want to share some thoughts with you about my planned transition from the CEO role, and then we'll open it up for your questions.

As the year has unfolded, sales and customer traffic have been challenging. Comps for the first quarter of this year were up 2.7% after which we have experienced a slowing sales trend throughout the rest of the year. This slowdown resulted in a slightly positive comp for the second quarter and persisted throughout the entire third quarter when comps declined 1.4%. Heading into the fourth quarter we expected comps would rebound and be in a range of flat to up 4%. We expected certain merchandising and advertising initiatives along with a favorable calendar with two extra post-Thanksgiving shopping days would help to accelerate our trends.

Unfortunately November started much lower than expected and did not improve as we approached the Thanksgiving weekend. Comps for the month of November were down 6% versus a plan of down 1% to 3% with customer traffic contributing to most of the decline.

For the month of December, comp trends did improve and we ended the month essentially flat to last year. However, the level of improvement was not enough to get us back to our plan of a low to mid-single digit increase or make up for any of the sales miss in November. While the value of the average basket was strong throughout the month, overall sales comps and customer traffic

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                                                                FINAL TRANSCRIPT

BLI - BIG LOTS, INC. DECEMBER 2004 MONTHLY SALES RELEASE CONFERENCE CALL

trends were below expectations each week. On a regional basis, we experienced slight variations with the South and West performing the best. The Midwest and the Northeast regions trailed the Company particularly in the last few days before Christmas when winter weather was a hindrance to sales.

At a high level, the improvement in December versus November was principally due to first moving an advertising circular forward to pre-Christmas versus post-Christmas last year; we had the same number of circulars for the month, just different timing. Additionally we had two extra shopping days between Thanksgiving and Christmas compared to last year. And then after disappointing November sales in toys, our trends improved and comps were up in the mid-single digits in that category in December due partially to promotional events and a late rush in the last several days of the month.

In contrast, obviously there were some disappointments in the month as well. Primarily slow customer traffic continued and it impacted most of our major categories. In particular, seasonal Trim-a-Tree sales did not improve and comps ended down in the high single digits which I will speak to in a moment.

Let me drill down a little more on category performance for the fourth quarter to date. Home decor and Hardlines continue to be our most consistent performers. Our Home Decor division, which includes Tabletop, Food Prep and Stationery, continues to show improvement. Our merchant team has done an excellent job of sourcing brand new closeout merchandise while at the same time flowing new fashion and basic goods.

The Hardlines category, which is frequently featured in our ad circulars, continued its solid performance. Strength across most major departments helped offset sales challenges in the fiercely competitive Electronics category.

Consumable comps were in line with the Company. The category represents some of the best branded closeouts in our store but also feeds off of traffic which has been down for several months. To the extent macro issues encourage customers to make trips to fewer stores to save on gas, consumables can be negatively impacted.

Furniture comps continue to benefit from the expansion to the West Coast; however, comps in our existing stores were challenged by the continued softness in customer traffic, misses in our promoted giftable business and some weak customer response to some of our higher ticket items.

Seasonally sensitive longer lead-time categories such as Trim-a-Tree and Toys have been challenging for several months and the fourth quarter has been no exception. While we still believe an assortment focused on more basics and less fashion is right for this business, comps in Trim-a-Tree declined in the high single digits during the November and December timeframe. The retail environment in this category has gotten very crowded and highly promotional. We still believe the category has potential and we know it's a significant one both in terms of the size of the business as well as the importance to our customers. However, we need to do a better job going forward of clearly differentiating ourselves through product mix, closeouts, and pricing.

While toy comps improved to positive in December, we utilized unplanned markdowns in this category to help spur sales. The additional sales momentum from markdowns was not enough to make up for the earlier plan misses in November.

Now I'd like to walk through the changes to our fourth quarter guidance. First, from our last communication to you, we are lowering the midpoint of our expected EPS from approximately $0.71 to approximately $0.50. The total amount of the reduction is related to sales and gross margin as our expenses continue to be well managed and have flexed down appropriately given our sales trends.

One thing I should point out, our last guidance to you was in early October. Obviously we did not yet have the visibility into November/December sales numbers at that time. I believe recent Street estimates for the quarter are approximately $0.63 or so as most analysts have reduced their earnings estimates between early October and now rightfully so to adjust or the lower November sales results we released last month.

So referencing back to our previous guidance, we've lowered our sales estimate by approximately $55 million from approximately a +2%comp assumption to approximately a -2% comp assumption. At our planned gross margin rate, this translates to approximately half of our EPS revision. The remaining EPS revision is attributable to additional markdowns, which I will speak to in a minute, and to a lesser extent the related IMU impact of missing sales in Seasonal and Toys, our higher margin discretionary categories.

Based on the sales miss over the last 2 months, particularly in longer lead-time categories where orders were placed in the early spring, our inventory levels at the end of December were above plan. After ending the third quarter with inventory up only 2% per store, we ended December with inventory on a per store basis up 10% compared to last year. Obviously this is not acceptable at all and it inhibits our opportunity to flow fresh merchandise to our stores.

Accordingly we've developed a more aggressive markdown strategy for late December and January focused on seasonally sensitive categories, giftable items with low sell through rates and selected furniture. So let me summarize the major categories of markdowns we will be incurring.

First, Seasonal Trim-a-Tree was the largest category sales miss in the $55 million I mentioned earlier. The majority of that miss

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                                                                FINAL TRANSCRIPT

BLI - BIG LOTS, INC. DECEMBER 2004 MONTHLY SALES RELEASE CONFERENCE CALL

forces us into unplanned markdowns to make sure we don't carry that inventory into 2005.

Second, in Toys we were more promotional at the end of December primarily due to our November sales shortfall, and additionally we will incur some unplanned markdowns in January primarily to lower our inventory levels somewhat and also address slower moving big box toys which otherwise would occupy too much selling space during the coming spring season.

Next, aside from Seasonal and Toys there are other giftable categories such as food gift sets, jewelry and domestics where the sell through rate was below plan and prices will be reduced to increase the turn of these goods.

And finally, as we mentioned in our press release, we are discontinuing certain styles of furniture to create a more focused assortment that is better balanced by price point. During the year our assortment moved towards a slightly higher price point. Strategically, while it worked in some areas, in others it did not and this is something we want to correct. Additionally, certain giftable items in the furniture area have been marked down as a result of disappointing holiday sales.

In summary, the lower sales base, additional markdowns, and the IMU pressure of missing sales in higher margin categories has pressured our gross margin rate for the quarter. The gross margin rate for the quarter is now expected to be in a range of 40.2% to 40.6%.

As I mentioned earlier, expenses continue to be tightly managed increasing less than 2% per store for the quarter despite the persistent pressures of increasing fuel and utility prices and rising healthcare costs.

Putting it altogether, we revised our fourth quarter guidance. Based on sales results to date and assuming flat to slightly positive comps for January, comps are now expected to decline in the low single digits for the quarter. Given the lower level of sales and higher-than-expected markdowns, we now expect income from continuing operations for the fourth quarter to be in a range of $0.48 to $0.51 per share.

Clearly we're disappointed with the sales results and the related markdown implication. However, we believe it's incredibly important that our in-store inventory is fresh and our merchants maintain sufficient "open to buy" to ensure we maintain the flexibility necessary to source the most exciting closeout merchandise available for our customers.

Now let me transition and make a few comments regarding the announcement this morning of my plan to transition out of the CEO role during 2005. As many of you know, my family's roots are on the West Coast. Both my wife and I are from there and the majority of our extended family resides there. Additionally, we have two boys ages 9 and 11, and we'd love to have them grow up with the benefits of our extended family. We decided that the time was now, particularly since we wanted to make this move before our boys reach ages in which it's more difficult to move them in terms of transitioning with friends and school.

You all know my commitment and my attachment to Big Lots and so it's also my desire to stay involved and hopefully change my role so I could accomplish both my personal and professional goals. I'm real excited today to announce that the changes we've described in the press release allow me to do that. I'll continue to serve on the Board of Directors and I'll continue to play a strategic role with the Company. The Board and I have set up this transition to be planned and smooth and it's my first priority to assist our new CEO in his or her transition in any way I can. I will at this point continue to serve in my current capacity as Chairman and CEO until a new CEO is brought in and at that point I'll transition into my new role.

With that I'd like to open it up to any of your questions. Marie.

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

QUESTION AND ANSWER

OPERATOR

(OPERATOR INSTRUCTIONS) Mitch Kaiser.

MITCH KAISER - PIPER JAFFRAY - ANALYST

Just curious, if you look out to next year -- hopefully some of these macroeconomic factors lower -- might start working into your favor. At this point would you be willing to shed any light as to kind of what you're looking for next year?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, CEO

As I think everybody that follows us knows, we don't talk about the coming year until we get into our February fourth-quarter conference call. I can give you some of our thinking right now, though, that I think will help. First of all, as I think I've said before, we really believe now we've transitioned from a number of years of significant change and significant investment in things that just had to be done to position the business.

Next year is going to be very much a stripped down plan. It's going to be a low-cost, very low capital expenditure; we're looking to generate as much cash as we can. It's going to be a very simplified initiative approach by the Company. We're not going to have a lot of things on our plate. We're not going to have a lot of system changes. We're not going to have really anything major to focus on except what we think now is the most important thing for us to do and that's merchandise content. Excitement, treasure hunt, closeouts, what we talked before about, some of the things that we're doing in the merchandising area, Big Lots Capital, and other initiatives. We think in terms of what we control now it's all about exciting content.

As far as the macro-environment, there's no doubt that as we look at our numbers and how they transpired throughout the year and we look at other retailers that serve a similar clientele, there's no doubt there is a macro-environment out there. I in no way want to imply that everything that has happened to this year, which is obviously a very disappointing year, is all about macro and not about us. We definitely think there are things that we need to do and things we need to change and obviously we're just not good enough right now to where we need to be to get the kind of numbers we want to have.

As far as the macro, until we really see that change we have to assume that is going to continue. I'm obviously looking forward to going up against this year's comps. We obviously have relatively weak comparisons especially as we pass through the first quarter. And also I guess some of the good news of what happens when you fall short of November/December sales and you're forced into taking some markdowns, we're going to have a lot of bargains in the store right now, and it can be a pretty exciting place to be.

So hopefully we can launch into next year not only with good deals in the store, but also some momentum to keep things flowing. And we have not, despite being concerned about inventory level, we have not cut back on the branded closeout deals or any of the more dramatic Big Lots Capital types of things that we want to generate to create that excitement. So while I don't have numbers to give you in terms of comp or earnings -- we're not ready to do that yet -- that's generally the way we're thinking about next year.

MITCH KAISER - PIPER JAFFRAY - ANALYST

That sounds good. Thank you and good luck with the move.

OPERATOR

Andrew Sidoti, William Smith & Co.

ANDREW SIDOTI - WILLIAM SMITH & CO. - ANALYST

Just to kind of follow-up on the previous question. 2006, I know you're not going to give guidance, but can you talk maybe a little bit about any adjustments to your plans as far as store expansion or given the December sales and sales in recent months how you're looking at that and your planning process going forward?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, CEO

I think that what I'd be willing to say at this point is you shouldn't look for us to change very much at all what our normal store growth plan is. As you know, it's been a relatively conservative but steady kind of 5% footage or store growth, 4 to 5%. We know that is a number where we can get great closeout real estate deals. We continue to close stores that we need to close every year that aren't as strong a performer. And back to my previous point answering Mitch's question, I think it's real important that we not throw additional initiatives or additional changes or additional stress on the business but put all the attention, now that we are where we are today, on executing a great merchandise content and great flow.

ANDREW SIDOTI - WILLIAM SMITH & CO. - ANALYST

Okay. And my second question would be when you take a look at your business and you kind of touched on it -- adjusted this to some degree in your last guidance, you've looked at how much of the miss is economically driven versus what you can fix internally. You mentioned that you need to change a few things. And I was wondering what do you think you need to do to drive more traffic

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

                                                                FINAL TRANSCRIPT

BLI - BIG LOTS, INC. DECEMBER 2004 MONTHLY SALES RELEASE CONFERENCE CALL

into the stores? Because obviously the traffic is the issue. Your average basket continues to improve nicely.

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, CEO

Well, I think the most important -- I think it starts with the content of our ads because that's obviously -- our print ads -- that's the tool that has the most direct effect on the weekly traffic. And we continue to learn that when we focus on branded closeout and frankly primarily lower price point consumable oriented merchandise, we do our best in terms of generating traffic. So we can step that up more. We already -- we're in the middle of an ad this week that if anybody gets our ads it's a good one to look at; it has a "dollar days" focus. In the past when we've done "dollar days", we've had a lot of nonbranded goods in there and that's been the tradition of the Company for 10 years or more. This one is a lot more branded and it's a lot more closeout and it's a lot more exciting and we're generating a lot of traffic from that ad.

So, I still think it comes down to content. When we are right with our front-end merchandise, our closeout swing, when we're right with an ad, and that speaks to brands, closeouts and extreme values -- the kind of thing that truly differentiates us from the discount retailers, that's when we get measurable change in our results. So that's what we have to do better.

ANDREW SIDOTI - WILLIAM SMITH & CO. - ANALYST

Okay. Thank you.

OPERATOR

(OPERATOR INSTRUCTIONS) Ronald Bookbinder, Sterne Agee.

RONALD BOOKBINDER - STERNE AGEE - ANALYST

Good morning. On the furniture business, do you feel that you're over inventoried on furniture and that's why you need to take discounts in this coming quarter?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, CEO

Well, I think we'll feel pretty good about the inventory level when we finish January. Some of what we've addressed really does relate to slower moving SKUs, not necessarily the category in total. We've had some misses in terms of the mix of the inventory, but I wouldn't say that we're going to finish the year with inventory too high in furniture. I think it's more of addressing the things that aren't working versus the things that are.

So I think we're heading into the tax season in pretty good shape. We had some out of stock issues in the fall that we've dealt with, and I think we've improved upon that. So hopefully in what is up-and-coming in the next 3 to 4 months the biggest time for our furniture business, I think we're fairly well-positioned.

RONALD BOOKBINDER - STERNE AGEE - ANALYST

And so you feel that you will be able to position the furniture before Q1 begins such that we won't see a gross margin impact from discounting of the furniture in the first quarter?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, CEO

I don't anticipate right now anything in the first quarter margin that's going to be some explanation around a change in furniture, no.

RONALD BOOKBINDER - STERNE AGEE - ANALYST

Okay. Thank you.

OPERATOR

Patrick McKeever, SunTrust.

PATRICK MCKEEVER - SUNTRUST - ANALYST

Just a question on the weather in some of your core markets during the month of December. Was that an issue and if so can you quantify it in talking about the big snow storm that hit parts of Ohio, Kentucky and some other areas?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, CEO

When you look at the particular markets that it affected we could definitely see the impact; but for the Company as a whole for the month of December as a comp, it's not that material.

PATRICK MCKEEVER - SUNTRUST - ANALYST

Okay. And how about just throughout the month in terms of the week-to-week trends, is there anything notable there that you could talk about?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, CEO

Outside of the change in the timing of the ads we didn't really see any significant trend changes in terms of traffic or comps week by week.

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                                                                FINAL TRANSCRIPT

BLI - BIG LOTS, INC. DECEMBER 2004 MONTHLY SALES RELEASE CONFERENCE CALL

PATRICK MCKEEVER - SUNTRUST - ANALYST

So it was pretty flattish throughout the month?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, CEO

That's right.

PATRICK MCKEEVER - SUNTRUST - ANALYST

And then on the inventory position, is it more content versus just quantity at this juncture in time?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, CEO

Well, I mentioned that December we were looking at average store inventory up about 10% which is clearly higher than we want to be. I'd rather be in a low single digital or even closer to flat. The things that we're addressing at the sale end of December and throughout the month of January we don't have real good estimates yet, but I think you'll see a lower number on a per store basis but it will probably be high single digits, but I don't think it will break into double-digits.

And I think we've addressed -- we've looked real hard at sell through by SKU in all the categories. We've looked at aging, and I think what we're addressing right now -- properly respond to the things that aren't turning well. And while we're going to be a little high, we actually won't be too much different than we were at the end of July at the end of the second quarter, and I think we're still in pretty good shape in terms of open to buy for the first quarter. So I think we're addressing it the right way to turn into 2005 and be in pretty good shape.

PATRICK MCKEEVER - SUNTRUST - ANALYST

And on the seasonal -- kind of seasonal decor, trim-a-tree, trim-a-home, that sort of thing -- what do you think is going on in that category in general? I don't think you're the only ones that saw weakness especially within the deep discount store space during the month of December in that area. Is it a promotional issue; is it the function of the macro-environment for that customer?

What are your thoughts, Mike?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, CEO

I think it was affected first of all by the general traffic, and I think it's affected clearly by the fact that there's an awful lot of choices among other retailers in terms of where you buy seasonal. And I also think it's probably one of the most blind categories from a pricing perspective that you can find out there. You've got retailers that run extreme high lows where if you're looking at the original price point on an item in a store that's ludicrously high, yet day in and day out they're running 40, 50, 60% off. And then you have everyday lower price retailers like Big Lots or others who are coming in at a great price. And I think the customer has a real hard time making that differentiation in trying to understand who has the better value. And frankly, most customers aren't able to spend enough time to really digest that.

So we have to think hard about how values are communicated. We have to think hard about how we differentiate content. We've always fought to try to find more closeouts or more special opportunities that make our offerings different; I think we have to continue to challenge ourselves on that. I was pretty pleased with how '03 and '02 did in the trim seasonal business. We had corrected a pretty big markdown issue from '01, '00, '99, '98, but this year, unfortunately, even though we bought it relatively conservatively, it clearly disappointed us again. So we're going to have to step back on that category and change some things and approach it differently and protect our downside. Like I said, it's a real big category, it's important to our customer, but it's getting very cloudy out there in customer's perception of who has what and where is the best value. And obviously we win through the value and if they can't perceive that it makes our business tougher.

PATRICK MCKEEVER - SUNTRUST - ANALYST

And then just one last one -- and I apologize if this question was asked earlier, but I joined the call a little bit late. Just -- now I'm drawing a blank as to what my next question was. It's a busy day in the retail world, of course, as you know. I'm going to have to call back. Best of luck.

OPERATOR

(OPERATOR INSTRUCTIONS)

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, CEO

It sounds like that's it, Marie, thank you very much. Thanks, everyone, for joining us for this call and we'll speak again at the end of our fourth quarter.

OPERATOR

Ladies and gentlemen, a replay of this call will be available to you within the hour. You can access the replay by dialing 1-800-207-7077 and entering pin number 4003. Again, that phone number is 1-800-207-7077, pin number 4003. Ladies and gentlemen, this concludes today's presentation. Thank you for your participation. You may now disconnect.

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                                                                FINAL TRANSCRIPT

BLI - BIG LOTS, INC. DECEMBER 2004 MONTHLY SALES RELEASE CONFERENCE CALL

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